                                                                    EXHIBIT 10.7

                             SECOND AMENDMENT TO THE
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                               EXCESS BENEFIT PLAN

               (as amended and restated effective January 1, 1988)

         BY THIS AGREEMENT, the Phoenix Home Life Mutual Insurance Company Excess Benefit Plan (the "Plan"), as amended and restated effective January 1, 1988, is amended by this Second Amendment, effective as provided herein.

         1. Effective January 1, 1988, Section 4.3 of the Plan is amended in its entirety to read as follows:

         "No Participant under this Excess Benefit Plan shall have a vested, non-forfeitable interest under this Excess Benefit Plan until such Participant's satisfaction of one of the following conditions: the Participant's attainment of Early Retirement Age under the Employee Pension Plan; the Participant's attainment of Normal Retirement Age under the Employee Pension Plan; the Participant's becoming Disabled, within the meaning given under the Employee Pension Plan; or the Participant's death. Any Participant who terminates employment with the Employer prior to having satisfied one of the foregoing conditions shall have no right to benefits under this Excess Benefit Plan.

         2. Effective January 1, 1997, Section 9.4 of the Plan is amended in its entirety to read as follows:

                  (a) Subject to the provisions of paragraph (b) hereof, the Participating Employer hereby delegates to the Named Fiduciary the right at any time to amend the Plan in accordance with the terms of the Plan, provided that any such amendment could not affect the Participating Employer's share of the cost of the Plan. If an amendment could affect the Participating Employer's share of the cost of the Plan, then such amendment shall not be effective with respect to the Participating Employer until approved by the Participating Employer. Any such amendment shall be adopted by the Participating Employer's Benefit Plans Committee unless such amendment could significantly affect the Participating Employer's share of the cost of the Plan, as determined by the Participating Employer's Benefit Plans Committee, in which case such amendment shall be adopted by the Participating Employer's Board of Directors in accordance with the Participating Employer's Articles of Incorporation, Bylaws and applicable law and shall become effective as provided therein upon its execution.

                  (b) No amendment to the Plan shall be effective with respect to the Participating Employer until 45 days after a copy of the amendment shall have been delivered to the Participating Employer, unless the Participating Employer shall have waived its right to receive such advance copy of the amendment."

         IN WITNESS WHEREOF, this Second Amendment has been executed this 13th day of December, 1996.

                                     Phoenix Home Life Mutual Insurance Company
                                     Benefit Plans Committee


/s/ Ann L. Cowen                     /s/ Carl T. Chadburn
___________________                  __________________________________________
Ann L. Cowen                         Carl T. Chadburn
Witness                              Secretary


                                        2